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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of RSP Permian, Inc. to be filed on or about March 17, 2015, and in the related Prospectus (collectively, the "Registration Statement"), of all references to our firm and our report entitled "Estimates of Reserves and Future Revenue to the RSP Permian, Inc. Interest in Certain Oil and Gas Properties located in Texas as of December 31, 2014", dated February 13, 2015, and data extracted therefrom, included in or made a part of the Annual Report on Form 10-K of RSP Permian, Inc. for the year ended December 31, 2014. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES III, P.E. C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas
March 17, 2015

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS